SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549


                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

                  Date of Report: May 22, 1996

                   Commission File No. 0-17069


                          Excal Enterprises, Inc.
     (Exact name of registrant as specified in its charter)


      Delaware                             59-2855398
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)

    100 North Tampa Street, Suite 3575, Tampa, Florida  33602
            (Address of principal executive offices)

                          (813) 224-0228
       Registrant's telephone number, including area code

Item 5.  Other Events.

Assix Automotive, Inc., a wholly owned subsidiary of Excal Enterprises, Inc., received notice from 4Day Tire Stores of its intention to terminate its Agency Agreement for the provision of AccuBalance" wheel balancing services, effective June 29, 1996. The Agency Agreement between 4Day Tire Stores and the Company requires a twelve month notice of termination. The Company and 4Day Tire Stores are currently negotiating a settlement of Four Day TiresO obligations under the Agency Agreement. 4Day Tire Stores accounted for $266,330 of revenue in fiscal 1995 and $184,235 of revenue in the first nine months of fiscal 1996.

Item  7(c).  Exhibits.

     None.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               EXCAL ENTERPRISES, INC.


Dated: May 22, 1996            By:  /S/ W. CAREY WEBB
                                    W. Carey Webb
                                    President and CEO